Exhibit 10(8)

                    GUARANTEE AND CREDIT EXTENSION AGREEMENT

Agreement, dated as of March 31, 2003, (this "Amendment"), between Peter V. DeCrescenzo ("PVD") and Dialog Group, Inc., a Delaware corporation (the "Company")

WHEREAS, Peter DeCrescenzo has guaranteed the Company's Line of Credit from Chase Bank in the principal amount of $115,000 since March 1, 2004; has guaranteed Company's Line of Credit from Commodore Factors Corp. up to a maximum of $150,000 since August 2004, and is about to guarantee a Letter of Credit needed by the Company in the amount of $90,000; and

WHEREAS, Peter DeCrescenzo has allowed the Company to maintain credit card balances his personal credit cards for which he is responsible in the maximum amount of $90,000 on his American Express Platinum Card and $30,000 on his VISA Card issued by Citibank, NA ; and

WHEREAS, unless Peter DeCrescenzo assumed these financial responsibilities on behalf of the Company, the transactions could not have been consummated; and

WHEREAS, the Board of Directors has decided to compensate him for his extensions of credit.

In consideration of Four Million, Seven Hundred Fifty Thousand shares of Company common stock and of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

      1. PVD agrees to keep the guarantees and credit card availability described above in force and available to the Company until February 28, 2006.

      2. The Company shall issue 4,750,000 shares of its common stock to PVD as compensation for the continued financial responsibilities described in section 1.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                          DIALOG GROUP, INC.

                                          By: /s/ Vincent DeCrescenzo, Sr.
                                              -----------------------------
                                              Vincent DeCrescenzo, Sr.,
                                              Executive Vice-President and COO

                                          EMPLOYEE

                                          By: /s/ Peter V. DeCrescenzo
                                              --------------------------
                                              Name:  Peter DeCrescenzo

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